Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-253519, 333-232693 and 333-262970) of Genmab A/S of our report dated February 14, 2024, except for the revisions in note 4.5, as to which the date is February 12, 2025 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
February 12, 2025

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31
Strandvejen 44, DK-2900 Hellerup T: 3945 3945, www.pwc.dk